UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 24, 2013

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01                      Entering into a Material Definitive Agreement

Senior Secured Revolving Credit Facility Agreement

On May 24, 2013, RiceBran Technologies (the "Company") borrowed $1,400,000 from TCA Global Credit Master Fund, LP (the "Lender") pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2013 (the "Credit Agreement"), among the Company, as borrower, and certain of its subsidiaries (the “Subsidiary Guarantors”) as joint and several guarantors, and the Lender.  The funds will be used for general corporate purposes, including repayment of certain obligations of the Company.  Under the Credit Agreement, the Company may borrow up to an amount equal to the lesser of 80% of the amount in a certain Lock Box Account (as defined in the Credit Agreement) and the revolving loan commitment, which initially is $1,400,000.  The Company may request that the revolving loan commitment be raised by various specified amounts at specified times, up to a maximum of $8,000,000.  In each case, the decision to grant any such increase in the revolving loan commitment is in the Lender's sole discretion.  The loan matures on the earlier of November 24, 2013, subject to a six-month extension at the request of the Company, or upon 60 days written notice by the Lender.  Company may prepay the Revolving Loan (as defined in the Credit Agreement), without penalty, provided it is repaid more than 180 days prior to maturity date. If Company prepays more than eighty percent (80%) of the Revolving Loan Commitment within 91 to 180 days or less than 80 days, there is a 5% and 2.5% of the outstanding Revolving Loan Commitment (as defined in the Credit Agreement) prepayment penalty, respectively.

                The loan bears interest at the rate of 12% per annum, and the Company will pay certain fees, as set forth in the Credit Agreement.  In addition, the Company also issued to the Lender shares of common stock equal to $150,000, as fees for corporate advisory and investment banking services provided by the Lender. Company may prepay the Revolving Loan (as defined in the Credit Agreement), without penalty, provided it is repaid more than 180 days prior to maturity date. If Company prepays more than eighty percent (80%) the Revolving within 91 to 180 days or less than 80 days, there is a 5% and 2.5% of the outstanding Revolving Loan Commitment (as defined in the Credit Agreement) prepayment penalty, respectively.

                The loan is guaranteed by the Subsidiary Guarantors.  It is also secured by a pledge of substantially all of the assets of the Subsidiary Guarantors and certain of the Company’s interests in NutraCea, LLC, NutraCea Offshore, Ltd., Grain Enhancement, LLC, Nutra SA, LLC, The RiceX Company, Rice RX, LLC, and Rice Science, LLC.

                The Credit Agreement imposes certain restrictions on the Company, including on its ability to (i) incur any Funded Indebtedness (as defined in the Credit Agreement), (ii) incur liens, (iii) make investments, (iv) permit a Change in Control (as defined in the Credit Agreement) or dispose of all or substantially all of its assets, (v) make capital expenditures not in the ordinary course of its business, (vi) issue or distribute capital stock, (vii) make distributions to its shareholders, (viii) engage in any line of business other than the business engaged in on the date of the Credit Agreement and businesses reasonably related thereto, and (ix) enter into transactions with any affiliates except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to the Company than it would obtain in an arm-length's basis with a non-affiliate.  Each of these restrictions is subject to certain exceptions, as specified in the Credit Agreement.

The loan may be accelerated upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement), including nonpayment of amounts owed, misrepresentation, failure to perform under the Credit Agreement or related documents, default under certain other obligations, events of bankruptcy, the entry of a judgment in excess of certain specified amounts, the occurrence of a Material Adverse Effect (as  defined in the Credit Agreement), the occurrence of a Change in Control (as defined in the Credit Agreement), certain impairments of collateral, and the determination in good faith by the Lender that the prospect for payment or performance of the Obligations (as defined in the Credit Agreement) is impaired for any reason.

Amendment and Waiver Agreement with Hillair Capital Investments L.P.

On May 24, the Company entered into an amendment and waiver with Hillair Capital Investments L.P. (“Hillair”) (the “Amendment and Waiver”) regarding that certain Original Issue Discount Senior Secured Convertible Debenture, due January 1, 2013, with an aggregate of $1,009,200 in principal amount issued by the Company to Hillair (the “Exchange Debentures”) and that certain Original Issue Discount Senior Secured Convertible Debenture, due January 1, 2014,  with an aggregate of $290,000 in principal amount issued by the Company to the Hillair (the “Second Debenture” and collectively with the Exchange Debenture, the “Debentures”). The outstanding principal amount under the Exchange Debenture was $601,527.27 and the outstanding principal amount under the Second Debenture was $193,333.33. Pursuant to the Amendment and Waiver, the Company prepaid $300,000 of the Debentures, paying off the Second Debenture and paying down the Exchange Debenture.  In connection with the prepayment, the Company agreed to pay Hillair $120,000 as a prepayment premium by issuing Hillair 1,714,286 shares of the Company’s common stock at a price per share equal to $0.07.   Hillair also converted $300,000 in principal amount of the Exchange Debenture into shares of common stock at an effective conversion price of $0.07 per share, for a total of 4,285,714 shares of common stock.  Additionally, in consideration of the Amendment and Waiver, the Company issued Hillair 2,857,143 of common stock.

Amended Note and Warrant Purchase Agreement

On May 24, 2013, the Company amended and restated that certain Note and Warrant Purchase Agreement dated January 17, 2013, and as amended, effective May 9, 2013 (the “Amendment”). Pursuant to the Amendment, the Company increased the maximum offering amount under the Amendment to $8,000,000.  Under the Amendment, each holder of existing notes and warrants issued under the Note and Warrant Purchase Agreement is eligible to invest up to their proportionate participation percentage in additional notes and warrants.  Each holder participating in the additional investment that invests at least $10,000, shall receive, in addition to the notes and warrants, 2.5 shares of the Company’s common stock for each new dollar invested.  Further, each holder may elect to receive additional convertible promissory notes and associated warrants in lieu of cash interest payments on their existing notes and warrants (“Payment in Kind”).  Each holder that elects the Payment in Kind option will receive all of its interest through June 30, 2014 through the issuance of such notes and warrants.  All holders participating in additional investments under the Amendment will be deemed to have elected to receive interest in accordance with the Payment in Kind option. In addition, any holder making such election will receive 2.5 shares of the Company’s common stock for each dollar of interest paid in kind. As part of the Amendment, any existing note holder under the original issuances who participates in any subsequent closings also agrees to certain amendments of their existing notes, including extension of the maturity date of such investor’s prior notes and the ability for the Company to prepay the quarterly accrued interest.

The foregoing is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1, the revolving promissory note, a copy of which is filed herewith as Exhibit 10.2, the Guaranty Agreements, a copy of the form of which is filed herewith as Exhibits 10.3, the Security Agreements, a copy of the form of which is field herewith as Exhibits 10.4 and 10.5, the Pledge Agreement, a copy of the form of which is filed herewith as Exhibits 10.6 and the Amendment and Waiver, a copy of which is filed herewith as Exhibit 10.7.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference.

Section 3 – Financial Information

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above in Item 1.01 is incorporated by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

10.1           Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2013 by and among RiceBran Technologies, NutraCea, LLC, SRB-IP, LLC, SRB-MERM, LLC, SRB-LC, LLC, SRB-MT, LLC, SRB-WS, LLC, The RiceX Company, RiceX Nutrients, Inc., Rice Science, LLC, and Rice RX, LLC and TCA Global Credit Master Fund, LP

10.2           Promissory Note, dated as of April 30, 2013, issued by RiceBran Technologies to TCA Global Credit Master Fund, LP

10.3           Form of Guaranty Agreement, dated as of April 30, 2013, by Subsidiary Guarantors in favor of TCA Global Credit Master Fund, LP

10.4           Security Agreement, dated as of April 30, 2013, by RiceBran Technologies and TCA Global Credit Master Fund, LP

10.5           Form of Security Agreement, dated as of April 30, 2013, by Subsidiary Guarantors and TCA Global Credit Master Fund, LP

10.6           Form of Pledge, dated as of April 30, 2013, by and between RiceBran Technologies and TCA Global Credit Master Fund, LP

10.7           Amendment and Waiver Agreement, dated as of May 24, 2013, by and between RiceBran Technologies and Hillair Capital Investments L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: May 29, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)